Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 Each of the undersigned hereby certifies, in his/her capacity as an officer of Atlantic Coast Airlines Holdings, Inc. (the "Company"), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: - the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2003 fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and - the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.
Dated: May 12, 2003



/s/
Name: Kerry B. Skeen
Title: Chairman and Chief Executive Officer



/s/
Name: Richard J. Surratt
Title:  Executive  Vice  President,  Treasurer,  and   Chief
Financial Officer


A  signed  original  of this written statement  required  by
Section 906 has been provided to Atlantic Coast Airlines Holdings, Inc. and will be retained by Atlantic Coast Airlines Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.